Exhibit 99.1

   Coach Reports Third Quarter Earnings Growth of 50% on Sales Growth of 30%

                         Ahead of Analysts' Expectations

     NEW YORK--(BUSINESS WIRE)--April 24, 2007--Coach, Inc. (NYSE: COH), a leading marketer of modern classic American accessories, today announced an increase of 50% in earnings per diluted share on a continuing operations basis to $0.39 for its third fiscal quarter ended March 31, 2007, up from $0.26 per diluted share a year ago on the same basis. During the quarter, the Company ceased operations of its Corporate Accounts business in order to better control the location and image of the brand where Coach product is sold. Including the contribution of these discontinued operations, earnings per share rose 42% to $0.40 as compared to $0.28 reported a year ago, ahead of analysts' expectations of $0.38.

     In the third quarter, on a continuing operations basis, net sales rose 30% to $625 million from the $480 million generated on the same basis in the prior year. Net income rose 45% to $147 million, compared with $102 million in the prior year. Total net sales in the quarter, including discontinued operations, were $633 million, 27% higher than the $498 million reported in the same period of the prior year while net income rose 38% to $150 million up from $109 million.

     Lew Frankfort, Chairman and Chief Executive Officer of Coach, Inc., said, "We had another terrific quarter where our business grew significantly against a backdrop of sustained, rapid category growth. Our third quarter results exceeded our expectations, driven by the overall strength of the brand, great product performance and continued expansion in the North American handbag and small leathergoods market. Throughout all channels of our business and across all geographies, consumers enthusiastically embraced our transitional and spring assortments, driving our top-line results. Our profitability improvement highlights our ability to achieve further operating margin expansion as our sales base increases."

     "Separately, as noted, during the quarter we made the decision to exit our small Corporate Accounts business, through which Coach sold products primarily to distributors for gift-giving and incentive programs. This action was implemented to curtail product diversion and to ensure that we have control over the locations where Coach product is ultimately sold."

     Quarterly operating margin on a continuing basis rose to 36.2% in the current period, a 420 basis point improvement from the 32.0% achieved in the prior year on the same basis. During the quarter, gross profit rose 29% to $486 million from $376 million a year ago. Gross margin rate continued to be exceptionally high at 77.8% versus 78.4% in the prior year. SG&A expenses as a percentage of net sales declined 490 basis points to 41.5%, compared to 46.4% a year ago.

     For the nine months ended March 31, 2007, on a continuing operations basis, sales rose 28% to $1.960 billion from $1.534 billion a year ago, while net income rose 36% to $477 million from $351 million on the same basis. Total net sales for the nine months, including discontinued operations, were $2.024 billion, up 27% from the $1.597 billion reported in the first nine months of fiscal 2006. Net income rose to $503 million, up 34% from the $377 million reported a year ago, on this basis.

     Please see supplemental data table that follows this narrative for further details regarding discontinued operations.

     Third fiscal quarter sales results in each of Coach's primary channels of distribution grew as follows:

     -- Direct-to-consumer sales increased 29% to $481 million from $374 million last year. U.S. comparable store sales for the quarter rose 20.0%, with retail stores up 15.1% and factory store sales up 26.6%. In Japan, sales rose 15% on a constant-currency basis, while dollar sales rose 13% reflecting the decline in the yen. As projected, Coach achieved low-single-digit increases in comparable location sales in Japan.

     -- Indirect sales on a continuing basis rose 36% to $144 million from $106 million in the same period last year. Strong U.S. wholesale shipments were the primary contributor to these results while international wholesale shipments rose significantly as well. In the United States, comparable department store POS sales rose over 30% from prior year levels in the quarter.

     Mr. Frankfort added, "It's worth noting that U.S. full price comparable store sales have now increased at a double-digit rate in each of the last 20 consecutive quarters, which demonstrates the consistency and sustainability of our growth. Clearly, Coach's share of the fast-growing U.S. premium accessories market continues to expand across all channels."

     "In addition, we're pleased with the 15% growth in sales in constant currency in Japan this quarter, as we continue to grow our market share in this market. These results reflect the success of our distribution strategy in Japan, notably the acceleration of retail openings and the expansion of existing shops."

     During the third quarter of fiscal 2007, the company opened seven U.S. retail stores - three in new markets for Coach, bringing the total to 244 retail stores and 90 factory stores at March 31, 2007. In Japan, Coach opened five new retail locations and expanded three locations as well.

     Mr. Frankfort continued, "As always, bags and women's accessories drove our performance. Early in the quarter we enhanced our Legacy collection with the successful introduction of Carly as a key item concept. We were also pleased with the performance of our updated Hamptons and Soho collections. Signature Stripe, our first new lifestyle collection of this fiscal year, was refreshed with a colorful spring palette and achieved excellent results. We were also delighted with the reception to our new Coach fragrance, which launched in early March and represented above 3% of our retail sales in that period."

     "Our business in April has continued very strong, as we completed the introduction of Ergo, our third major new lifestyle platform for fiscal 2007, with considerable success. Other introductions in April are our watercolor stripe group which compliments the Hamptons Weekend collection, our popular straw baskets and our best selling Legacy silhouettes offered in a chic neutral canvas. For Mother's Day, we're featuring a Legacy Cotton Signature assortment, building on the success of last year's small capsule group. Coming in June will be Patchwork across a variety of Ergo silhouettes and new styles and fabrications in Signature Stripe. Also in the fourth quarter, we will be adding 14 more retail stores in the U.S., bringing the total to 40 new retail stores in fiscal 2007."

     Mr. Frankfort concluded, "We're particularly enthusiastic about the two new lifestyle platforms which we're planning to introduce during fiscal 2008. First, the lightweight Bleecker collection, arriving in October, is inspired by Coach's rich tradition of authenticity and American style, and is crafted from hand-burnished leather. It features our archival Heritage Logo, iconic Coach hardware, braided lacing strap detail and a new tattersall lining. And the second platform for FY08 is the Heritage Stripe collection, an assortment of durable coated cotton canvas totes, bags and accessories, which we expect to fully launch during early spring."

     The company now estimates fiscal 2007 sales from continuing operations of at least $2.6 billion for the full fiscal year ending June 30, 2007, an increase of 28% from the $2.035 billion in the prior year, and earnings per share of $1.67, or up 40% from last year's $1.19 on the same basis. This compares with the analysts' current consensus of $1.72, which Coach estimates included a $0.10 contribution from discontinued operations, resulting in an adjusted consensus estimate of $1.62 on a continuing operations basis for FY07. The company's guidance for the fiscal year reflects sales of $640 million and earnings per share of $0.40 for the fourth quarter, up 36% from the $0.29 reported for the fourth quarter in fiscal 2006.

     For fiscal 2008, on a continuing operations basis, Coach projects sales growth of about 20% to at least $3.1 billion and earnings per share growth of at least 21% to at least $2.02. This compares with the analysts' consensus of $2.09, which Coach estimates included an $0.11 contribution from discontinued operations, resulting in an adjusted consensus estimate of $1.98 on a continuing operations basis for FY08.

     Coach will host a conference call to review these results at 8:30 a.m.
(EDT) today, April 24, 2007. Interested parties may listen to the webcast by accessing www.coach.com/investors on the Internet or dialing into 1-888-405-2080 and asking for the Coach earnings call led by Andrea Shaw Resnick, VP of Investor Relations & Corporate Communications. A telephone replay will be available starting at 12:00 noon today, for a period of five business days. The number to call for the replay is 1-866-352-7723. A webcast replay of this call will be available for five business days on the Coach website.

     Coach, with headquarters in New York, is a leading American marketer of fine accessories and gifts for women and men, including handbags, women's and men's small leathergoods, business cases, weekend and travel accessories, footwear, watches, outerwear, scarves, sunwear, jewelry, fragrance and related accessories. Coach is sold worldwide through Coach stores, select department stores and specialty stores, through the Coach catalog in the U.S. by calling 1-800-223-8647 and through Coach's website at www.coach.com. Coach's shares are traded on The New York Stock Exchange under the symbol COH.

     This press release contains forward-looking statements based on management's current expectations. These statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," "estimate," "are positioned to," "continue," "project," "guidance," "forecast," "anticipated," or comparable terms. Future results may differ materially from management's current expectations, based upon risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs, etc. Please refer to Coach's latest Annual Report on Form 10-K for a complete list of risk factors.


                             COACH, INC.
----------------------------------------------------------------------
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
 For the Quarters and Nine Months Ended March 31, 2007 and April 1,
                                 2006
----------------------------------------------------------------------
                (in thousands, except per share data)
----------------------------------------------------------------------
                             (unaudited)
----------------------------------------------------------------------

                            QUARTER ENDED         NINE MONTHS ENDED
                       ----------------------- -----------------------
                        March 31,   April 1,    March 31,   April 1,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

 Net sales               $625,303    $479,718  $1,960,327  $1,533,512

 Cost of sales            138,893     103,519     446,617     345,464
                       ----------- ----------- ----------- -----------

 Gross profit             486,410     376,199   1,513,710   1,188,048

 Selling, general and
  administrative
  expenses                259,783     222,523     765,714     645,512
                       ----------- ----------- ----------- -----------

 Operating income         226,627     153,676     747,996     542,536

 Interest income, net      12,988      10,118      27,465      22,995
                       ----------- ----------- ----------- -----------

 Income before
  provision for income
  taxes and
  discontinued
  operations              239,615     163,794     775,461     565,531

 Provision for income
  taxes                    92,225      62,122     298,335     214,486
                       ----------- ----------- ----------- -----------

 Income from
  continuing
  operations              147,390     101,672     477,126     351,045

 Income from
  discontinued
  operations, net of
  income taxes              2,574       7,174      25,927      25,590

                       ----------- ----------- ----------- -----------
 Net income              $149,964    $108,846    $503,053    $376,635
                       =========== =========== =========== ===========


 Net income per share

 Basic

  Continuing
   operations               $0.40       $0.26       $1.29       $0.92

  Discontinued
   operations                0.01        0.02        0.07        0.07
                       ----------- ----------- ----------- -----------

  Net income                $0.41       $0.28       $1.36       $0.99
                       =========== =========== =========== ===========


 Diluted

  Continuing
   operations               $0.39       $0.26       $1.27       $0.90

  Discontinued
   operations                0.01        0.02        0.07        0.07
                       ----------- ----------- ----------- -----------

  Net income                $0.40       $0.28       $1.34       $0.96
                       =========== =========== =========== ===========

 Shares used in
  computing net income
  per share

 Basic                    370,264     383,739     369,039     381,330
                       =========== =========== =========== ===========

 Diluted                  379,289     391,453     376,334     390,637
                       =========== =========== =========== ===========


                             COACH, INC.
----------------------------------------------------------------------
QUARTERLY SUPPLEMENTAL INFORMATION FOR FISCAL YEAR 2006, FISCAL YEAR
                           2007 YEAR-TO-DATE
----------------------------------------------------------------------
              RECONCILIATION OF DISCONTINUED OPERATIONS
----------------------------------------------------------------------
                (in thousands, except per share data)
----------------------------------------------------------------------
                             (unaudited)
----------------------------------------------------------------------

Supplemental
 Information:
                                   FY07
                 -----------------------------------------
                    Q1        Q2        Q3         YTD
                 --------- --------- --------- -----------

Net sales from
 continuing
 operations      $529,421  $805,603  $625,303  $1,960,327

Add: sales from
 discontinued
 operations        24,430    30,784     8,149      63,363
                 --------- --------- --------- -----------

Net sales
 including
 discontinued
 operations      $553,851  $836,387  $633,452  $2,023,690
                 ========= ========= ========= ===========


Net income from
 continuing
 operations      $115,239  $214,497  $147,390    $477,126

Add: income from
 discontinued
 operations        10,377    12,976     2,574      25,927
                 --------- --------- --------- -----------

Net income
 including
 discontinued
 operations      $125,616  $227,473  $149,964    $503,053
                 ========= ========= ========= ===========


Diluted EPS from
 continuing
 operations        $0.308    $0.571    $0.389      $1.268

Add: EPS from
 discontinued
 operations         0.028     0.035     0.007       0.069
                 --------- --------- --------- -----------

EPS including
 discontinued
 operations        $0.336    $0.606    $0.395      $1.337
                 ========= ========= ========= ===========


                                         FY06
                 -----------------------------------------------------
                    Q1        Q2        Q3         Q4         FY06
                 --------- --------- --------- ----------- -----------

Net sales from
 continuing
 operations      $433,964  $619,830  $479,718    $501,573  $2,035,085

Add: sales from
 discontinued
 operations        14,987    30,506    18,141      12,782      76,416
                 --------- --------- --------- ----------- -----------

Net sales
 including
 discontinued
 operations      $448,951  $650,336  $497,859    $514,355  $2,111,501
                 ========= ========= ========= =========== ===========


Net income from
 continuing
 operations       $87,860  $161,513  $101,672    $112,795    $463,840

Add: income from
 discontinued
 operations         5,755    12,661     7,174       4,847      30,437
                 --------- --------- --------- ----------- -----------

Net income
 including
 discontinued
 operations       $93,615  $174,174  $108,846    $117,642    $494,277
                 ========= ========= ========= =========== ===========


Diluted EPS from
 continuing
 operations        $0.225    $0.413    $0.260      $0.294      $1.194

Add: EPS from
 discontinued
 operations         0.015     0.032     0.018       0.013       0.078
                 --------- --------- --------- ----------- -----------

EPS including
 discontinued
 operations        $0.240    $0.446    $0.278      $0.306      $1.272
                 ========= ========= ========= =========== ===========


                             COACH, INC.
----------------------------------------------------------------------
                CONDENSED CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
          At March 31, 2007, July 1, 2006 and April 1, 2006
----------------------------------------------------------------------
                            (in thousands)
----------------------------------------------------------------------
                             (unaudited)
----------------------------------------------------------------------

                                    March 31,    July 1,    April 1,
                                      2007        2006        2006
                                   ----------- ----------- -----------
ASSETS

Cash, cash equivalents and short
 term investments                    $936,174    $537,565    $838,357
Receivables                           124,858      84,361     110,415
Inventories                           249,818     233,494     210,465
Other current assets                  155,414     119,062     118,652
                                   ----------- ----------- -----------

Total current assets                1,466,264     974,482   1,277,889

Property and equipment, net           344,659     298,531     269,562
Other noncurrent assets               332,272     353,507     326,979
                                   ----------- ----------- -----------

  Total assets                     $2,143,195  $1,626,520  $1,874,430
                                   =========== =========== ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Accounts payable                      $62,113     $79,819     $54,841
Accrued liabilities                   275,916     261,835     241,136
Current portion of long-term debt         235         170         170
                                   ----------- ----------- -----------

Total current liabilities             338,264     341,824     296,147

Long-term debt                          2,865       3,100       3,100
Other liabilities                      96,620      92,862      60,337

Stockholders' equity                1,705,446   1,188,734   1,514,846
                                   ----------- ----------- -----------

  Total liabilities and
   stockholders' equity            $2,143,195  $1,626,520  $1,874,430
                                   =========== =========== ===========


     CONTACT: Coach
              Analysts & Media:
              Andrea Shaw Resnick, 212-629-2618
              VP Investor Relations & Corporate Communications